UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2017 (August 21, 2017)

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY
COMPANY LLC

 (Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11 East 44th Street, 12th Floor

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Greenbacker Renewable Energy Company LLC Acquires Five Operating Solar Facilities, comprising 27.8 Megawatts (“MW”) of Generating Capacity, in North Carolina

Greenbacker Renewable Energy Company LLC (“Company”) announced today that on August 21, 2017, through a wholly-owned subsidiary, it signed a purchase agreement to acquire 5 operating ground mounted solar PV systems comprising 27.8 MW located throughout eastern North Carolina (“Raleigh Portfolio”) for approximately $20,500,000. The Raleigh Portfolio was being sold by FTI Capital Advisors, LLC, a capital markets and banking advisor, on the behalf of the current owner Conergy Projects, Inc. The projects were placed in service throughout 2015 and sell power to Duke Energy through a 15 year Power Purchase Agreement (“PPA”) with approximately 13 years currently remaining. The pricing on the PPA is based on time of day production that equals approximately a $0.066/kWh rate with no annual escalations over the contract period. All of the systems qualify for renewable energy credits in North Carolina which are contracted to be sold at $5.00 per MWh during the PPA term while one of the projects also has a contract for $1.00 per MWh for approximately 10 additional years.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated August 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2017	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated August 24, 2017